Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2023 (except for Note 23 and the effects thereof, and Note 24, which is as of March 30, 2023), with respect to the consolidated financial statements of Nogin, Inc. included in the Current Report on Form 8-K filed on April 3, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Newport Beach, California
September 28, 2023